Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	June 22, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

• Issuer:	Barclays Bank PLC

• Issue date:	June 27, 2007

• Initial valuation date:	June 22, 2007

• Final valuation date:	June 20, 2008

• Maturity date:	June 25, 2008

• Final price:	Closing price of the linked share on the final valuation date.

• Protection price:	The protection level multiplied by the initial price.

• Interest payment dates:	Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

• Initial public offering price:	100%

• Tax allocation of coupon rate:

Deposit income*:	5.20%

Put premium:	The coupon rate minus the deposit income.

• Business day convention:	Modified following.

• Settlement:	DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Arch Coal, Inc.	$35.49	PS-6	ACI	$3,000,000	10.75%	75.00%	97.00%	$2,910,000	3.00%	$90,000	E-640	06738G AC4/ US06738GAC42
Intercontinental Exchange, Inc.	$155.52	PS-8	ICE	$1,500,000	11.65%	75.00%	97.00%	$1,455,000	3.00%	$45,000	E-641	06738G AD2/ US06738GAD25
Delta Air Lines, Inc.	$19.75	PS-10	DAL	$1,500,000	13.75%	70.00%	97.00%	$1,455,000	3.00%	$45,000	E-642	06738G AE0/ US06738GAE08
Sotheby’s Holdings, Inc.	$48.35	PS-12	BID	$1,000,000	10.00%	75.00%	97.00%	$970,000	3.00%	$30,000	E-643	06738G AF7 / US06738GAF72

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.13	$10.60	$12.94
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 22, 2007*	$42.08	$30.33	$35.49

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 22, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ACI
Initial price:	$35.49
Protection level:	75.00%
Protection price:	$26.62
Physical delivery amount:	28 ($1,000/Initial price)
Fractional shares:	0.176951
Coupon:	10.75% per annum
Maturity:	June 25, 2008
Dividend yield:	0.70% per annum
Coupon amount per monthly:	$8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.75%		100.70%
+ 90%	10.75%		90.70%
+ 80%	10.75%		80.70%
+ 70%	10.75%		70.70%
+ 60%	10.75%		60.70%
+ 50%	10.75%		50.70%
+ 40%	10.75%		40.70%
+ 30%	10.75%		30.70%
+ 20%	10.75%		20.70%
+ 10%	10.75%		10.70%
+ 5%	10.75%		5.70%

0%	10.75%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	- 4.30%
- 10%	10.75%	0.75%	- 9.30%
- 20%	10.75%	- 9.25%	-19.30%
- 30%	N/A	-19.25%	-29.30%
- 40%	N/A	-29.25%	-39.30%
- 50%	N/A	-39.25%	-49.30%
- 60%	N/A	-49.25%	-59.30%
- 70%	N/A	-59.25%	-69.30%
- 80%	N/A	-69.25%	-79.30%
- 90%	N/A	-79.25%	-89.30%
-100%	N/A	-89.25%	-99.30%

IntercontinentalExchange, Inc.

According to publicly available information, IntercontinentalExchange, Inc. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical commodities contracts. The Company offers open-outcry trading in NYBOT’s regulated futures and options markets, including soft commodities, foreign exchange and equity and commodity indices

The linked share’s SEC file number is 1-32671.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
March 30, 2007	$167.00	$109.00	$122.21
June 22, 2007*	$162.47	$120.56	$155.52

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 22, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ICE
Initial price:	$155.52
Protection level:	75.00%
Protection price:	$116.64
Physical delivery amount:	6 ($1,000/Initial price)
Fractional shares:	0.430041
Coupon:	11.65% per annum
Maturity:	June 25, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$9.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.65%		100.00%
+ 90%	11.65%		90.00%
+ 80%	11.65%		80.00%
+ 70%	11.65%		70.00%
+ 60%	11.65%		60.00%
+ 50%	11.65%		50.00%
+ 40%	11.65%		40.00%
+ 30%	11.65%		30.00%
+ 20%	11.65%		20.00%
+ 10%	11.65%		10.00%
+ 5%	11.65%		5.00%

0%	11.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.65%	6.65%	- 5.00%
- 10%	11.65%	1.65%	- 10.00%
- 20%	11.65%	- 8.35%	- 20.00%
- 30%	N/A	-18.35%	- 30.00%
- 40%	N/A	-28.35%	- 40.00%
- 50%	N/A	-38.35%	- 50.00%
- 60%	N/A	-48.35%	- 60.00%
- 70%	N/A	-58.35%	- 70.00%
- 80%	N/A	-68.35%	- 80.00%
- 90%	N/A	-78.35%	- 90.00%
-100%	N/A	-88.35%	-100.00%

Delta Air Lines, Inc.

According to publicly available information, Delta Air Lines, Inc. (the “Company”) is a major air carrier that provides scheduled air transportation for passengers and cargo throughout the United States and around the world. The Company offers more than 600 weekly flights to 58 destinations in Latin America and the Caribbean. For the years ended December 31, 2006, 2005 and 2004, passenger revenues accounted for 91%, 90% and 91% of its consolidated operating revenues, respectively, and cargo revenues and other sources accounted for 9%, 10% and 9% of its consolidated operating revenues, respectively. In 2006, the Company’s operations in North America, the Atlantic, Latin America and the Pacific accounted for 75%, 18%, 6% and 1%, respectively, of its consolidated operating revenues. The Company is incorporated under the laws of the State of Delaware. Its principal executive offices are located at Hartsfield-Jackson Atlanta International Airport in Atlanta, Georgia.

The linked share’s SEC file number is: 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	NA	NA	NA
March 30, 2007	NA	NA	NA
June 22, 2007*	$23.25	$18.02	$19.75

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 22, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	DAL
Initial price:	$19.75
Protection level:	70.00%
Protection price:	$13.83
Physical delivery amount:	50 ($1,000/Initial price)
Fractional shares:	0.632911
Coupon:	13.75% per annum
Maturity:	June 25, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$11.46

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.75%		100.00%
+ 90%	13.75%		90.00%
+ 80%	13.75%		80.00%
+ 70%	13.75%		70.00%
+ 60%	13.75%		60.00%
+ 50%	13.75%		50.00%
+ 40%	13.75%		40.00%
+ 30%	13.75%		30.00%
+ 20%	13.75%		20.00%
+ 10%	13.75%		10.00%
+ 5%	13.75%		5.00%

0%	13.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.75%	8.75%	- 5.00%
- 10%	13.75%	3.75%	- 10.00%
- 20%	13.75%	- 6.25%	- 20.00%
- 30%	13.75%	-16.25%	- 30.00%
- 40%	N/A	-26.25%	- 40.00%
- 50%	N/A	-36.25%	- 50.00%
- 60%	N/A	-46.25%	- 60.00%
- 70%	N/A	-56.25%	- 70.00%
- 80%	N/A	-66.25%	- 80.00%
- 90%	N/A	-76.25%	- 90.00%
-100%	N/A	-86.25%	-100.00%

Sotheby’s Holdings, Inc.

According to publicly available information, Sotheby’s Holdings, Inc. (the “Company”) is one of the world’s two largest auctioneers of authenticated fine art, antiques and decorative art, jewelry and collectibles. In addition to auctioneering, the Company’s Auction segment is engaged in a number of related activities, including the brokering of private purchases and sales of fine art, jewelry and collectibles. The Company also operates as a dealer in works of art through its Dealer segment, conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in licensing activities. The Company was initially incorporated in Michigan in August 1983. In June 2006, the Company reincorporated into the State of Delaware.

The linked share’s SEC file number is 1-9750.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$20.10	$16.13	$16.13
September 28, 2001	$18.15	$10.46	$11.99
December 31, 2001	$17.81	$11.46	$16.61
March 29, 2002	$17.40	$12.79	$16.05
June 28, 2002	$15.95	$13.02	$14.25
September 30, 2002	$14.47	$6.88	$7.00
December 31, 2002	$9.70	$6.30	$9.00
March 31, 2003	$9.60	$7.80	$9.18
June 30, 2003	$9.55	$6.42	$7.44
September 30, 2003	$12.15	$7.30	$10.82
December 31, 2003	$14.24	$10.08	$13.66
March 31, 2004	$15.93	$12.17	$12.85
June 30, 2004	$16.58	$12.69	$15.96
September 30, 2004	$17.23	$14.13	$15.72
December 31, 2004	$19.24	$15.10	$18.16
March 31, 2005	$18.68	$15.20	$16.96
June 30, 2005	$18.10	$13.47	$13.70
September 30, 2005	$18.30	$13.65	$16.72
December 30, 2005	$19.44	$15.01	$18.36
March 31, 2006	$29.30	$18.18	$29.04
June 30, 2006	$33.84	$22.78	$26.25
September 29, 2006	$32.92	$25.08	$32.24
December 29, 2006	$38.64	$29.81	$31.02
March 30, 2007	$44.92	$30.23	$44.48
June 22, 2007*	$53.25	$43.93	$48.35

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 22, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BID
Initial price:	$48.35
Protection level:	75.00%
Protection price:	$36.26
Physical delivery amount:	20 ($1,000/Initial price)
Fractional shares:	0.682523
Coupon:	10.00% per annum
Maturity:	June 25, 2008
Dividend yield:	0.83% per annum
Coupon amount per monthly:	$8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.83%
+ 90%	10.00%		90.83%
+ 80%	10.00%		80.83%
+ 70%	10.00%		70.83%
+ 60%	10.00%		60.83%
+ 50%	10.00%		50.83%
+ 40%	10.00%		40.83%
+ 30%	10.00%		30.83%
+ 20%	10.00%		20.83%
+ 10%	10.00%		10.83%
+ 5%	10.00%		5.83%

0%	10.00%		0.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	- 4.17%
- 10%	10.00%	0.00%	- 9.17%
- 20%	10.00%	-10.00%	-19.17%
- 30%	N/A	-20.00%	-29.17%
- 40%	N/A	-30.00%	-39.17%
- 50%	N/A	-40.00%	-49.17%
- 60%	N/A	-50.00%	-59.17%
- 70%	N/A	-60.00%	-69.17%
- 80%	N/A	-70.00%	-79.17%
- 90%	N/A	-80.00%	-89.17%
-100%	N/A	-90.00%	-99.17%